EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Sandy Pfaff
415-459-8800
sandy@pfaffpr.com

BANK OF MARIN BANCORP REPORTS RECORD ANNUAL EARNINGS OF $13.6 MILLION
DEMAND DEPOSITS GREW 22.4% OVER A YEAR AGO

NOVATO, CA, January 24, 2011 – Bank of Marin Bancorp (“Bancorp”, NASDAQ: BMRC) announced 2010 annual earnings of $13.6 million, an increase of $787 thousand, or 6.2% from $12.8 million a year ago.  Diluted earnings per share for the year ended December 31, 2010 totaled $2.55, up $0.36 from $2.19 in the prior year.

2010 fourth quarter earnings totaled $3.9 million, an increase of $549 thousand, or 16.3%, from $3.4 million in the third quarter of 2010, and an increase of $1.1 million, or 39.5%, from $2.8 million in the fourth quarter of 2009.  Diluted earnings per share increased to $0.73 from $0.63 in the third quarter of 2010 and $0.53 in the fourth quarter of 2009.

“We are pleased to end the year with record earnings,” said Russell A. Colombo, President and CEO.  “Earnings growth reflects a lower level of credit losses, continued focus on cost controls and loan growth in our two newest markets, San Francisco and Santa Rosa.”

Bancorp also provided the following highlights on its operating and financial performance for the fourth quarter of 2010:

•	Deposits grew $71.7 million, or 7.6%, over a year ago. Demand deposits grew $51.6 million or 22.4% over a year ago and comprised 27.8% of total deposits at December 31, 2010.

•
Credit quality remains solid with a modest level of non-performing loans at 1.37% of loans.  Net charge-offs in the fourth quarter of 2010 decreased to $682 thousand from $1.2 million in the prior quarter and $3.0 million in the same quarter a year ago. The provision for loan losses of $1.1 million decreased $350 thousand from the prior quarter and decreased $1.5 million from the same quarter a year ago.

•
Total risk-based capital ratio grew to 13.3%, up from 12.9% at September 30, 2010 and 12.3% at December 31, 2009, and continues to be well above industry requirements for a well-capitalized institution.

•	In the fourth quarter, Bancorp declared and paid an increased quarterly cash dividend of $0.16 per share, up from $0.15 in the previous quarter.

•
Bank of Marin (the “Bank”) expanded its community banking footprint into Sonoma County.  On October 14, 2010, the Bank opened a loan production office in Santa Rosa, which will be converted to a full service commercial banking office in the second quarter of 2011. In addition, in December 2010, the Bank signed a lease for a branch in downtown Sonoma. This office will open as the Bank’s fifth branch in Sonoma County by late spring 2011.

Loans and Credit Quality

Total loans reached $941.4 million at December 31, 2010, representing an increase of $23.7 million, or 2.6%, over December 31, 2009.  This growth primarily reflects growth in the Bank’s San Francisco and Santa Rosa markets and represents an increase in commercial real estate loans, partially offset by decreases in construction and commercial loans.

“Our credit risk is proactively managed,” said Christina J. Cook, Chief Financial Officer.  “We apply prudent underwriting fundamentals, build strong relationships with our customers and operate within markets we know.”

Non-performing loans totaled $12.9 million, or 1.37% of Bancorp’s loan portfolio at December 31, 2010, compared to $10.6 million, or 1.13% at September 30, 2010 and $11.6 million or 1.26% a year ago.  Accruing loans past due 30 to 89 days decreased to $352 thousand at December 31, 2010 from $4.6 million at September 30, 2010 and $835 thousand a year ago.

In the fourth quarter of 2010, Bancorp’s loan loss provision totaled $1.1 million, down $350 thousand from the prior quarter and down $1.5 million from the same quarter a year ago.  The provision for loan losses totaled $5.4 million and $5.5 million in 2010 and 2009, respectively. The allowance for loan losses of $12.4 million totaled 1.32% of loans at December 31, 2010 compared to 1.28% and 1.16% at September 30, 2010 and December 31, 2009, respectively. The increases in the allowance for loan losses as a percentage of loans from both a quarter ago and a year ago reflect a higher level of non-performing loans and the related specific reserves. Net charge-offs in the fourth quarter of 2010 decreased to $682 thousand from $1.2 million in the prior quarter and $3.0 million in the same quarter a year ago.  Net charge-offs in 2010 decreased to $3.6 million in 2010 from $4.8 million in 2009.

Deposits

Total deposits grew $71.7 million or 7.6% over a year ago to $1.0 billion.  The higher level of deposits reflects growth in most deposit categories, most notably in demand deposits of $51.6 million, or 22.4%.

“We have built a strong core deposit base reflecting the continued trust our customers place in us,” said Mr. Colombo.  “Our high level of demand deposits is attributable to the relationships we have built and the personalized service we provide.”

Earnings

Net interest income of $14.1 million in the fourth quarter of 2010 increased $669 thousand, or 5.0%, from the same period last year. Net interest income of $54.9 million for the full year increased $2.3 million, or 4.5% from 2009. The increases reflect growth in the interest-earning assets and reduction in the cost of funds, partially offset by reduction in the yield on investment securities. The tax-equivalent net interest margin was 4.92% in the fourth quarter of 2010, compared to 5.18% in the fourth quarter of 2009 and 4.88% in the prior quarter.  The tax-equivalent net interest margin was 4.95% in 2010 compared to 5.17% in 2009.  Decreases in the tax-equivalent net interest margin were primarily due to lower yields on investment securities (as a result of increased prepayments and lower yields on recent purchases) and a shift in the relative composition of interest-earning assets from higher-yielding loans to lower-yielding cash held at the Federal Reserve Bank and other short-term investments. The excess liquidity from deposit inflows has not been deployed as the banking industry as a whole is experiencing challenges with loan demand from qualified borrowers.

Non-interest income in the fourth quarter of 2010 remained relatively unchanged from the same period last year. The 2010 non-interest income of $5.5 million increased $339 thousand, or 6.5% from last year due to higher Wealth Management and Trust Services fees and higher Visa debit card and merchant interchange fees.

Non-interest expense totaled $8.0 million in the fourth quarter of 2010, an increase of $274 thousand, or 3.5% from the same quarter a year ago, primarily due to higher personnel costs associated with franchise expansion.  Non-interest expense totaled $33.4 million in 2010, up $1.7 million, or 5.2% from $31.7 million in 2009. This increase reflected higher personnel costs and occupancy costs associated with franchise expansion, higher professional costs associated with strategic expansion initiatives and higher data processing costs, partially offset by  the 2009 Federal Deposit Insurance Corporation special assessment of $496 thousand.

About Bank of Marin Bancorp

Bank of Marin Bancorp's assets currently exceed $1 billion. Bank of Marin, as the sole subsidiary of Bank of Marin Bancorp, is the largest community bank in Marin County with sixteen offices in Marin, San Francisco and Sonoma counties. The Bank's Administrative offices are located in Novato, California. Bank of Marin offers business and personal banking, private banking and wealth management services, with a strong focus on supporting the local community. Bank of Marin Bancorp is included in the Russell 2000 Small-Cap Index, is recognized as a Top 200 Community Bank, ranked number 42 in the U.S. by US Banker Magazine, and has received the highest five star rating from Bauer Financial for more than ten years (www.bauerfinancial.com). Celebrating its 21st anniversary in 2011, Bank of Marin has been recognized as one of the "Best Places to Work in the Bay Area" and one of the "Top Corporate Philanthropists" by the San Francisco Business Times.

Forward Looking Statements

This release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative, and regulatory issues that may impact Bancorp’s earnings in future periods. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, the  economic downturn in the United States and abroad, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting Bancorp’s operations, pricing, products and services. These and other important factors are detailed in various securities law filings made periodically by Bancorp, copies of which are available from Bancorp without charge. Bancorp undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

BANK OF MARIN BANCORP
FINANCIAL HIGHLIGHTS
Year To Year Comparison
December 31, 2010

(dollars in thousands, except per share data;  unaudited)

FOURTH QUARTER	QTD 2010	QTD 2009	CHANGE	% CHANGE

NET INCOME	$3,908	$2,802	$1,106	39.5%
DILUTED EARNINGS PER COMMON SHARE	$0.73	$0.53	$0.20	37.7%
RETURN ON AVERAGE ASSETS (ROA)	1.28%	0.97%	0.31%	32.0%
RETURN ON AVERAGE EQUITY (ROE)	12.81%	10.15%	2.66%	26.2%
EFFICIENCY RATIO	52.12%	52.70%	(0.58%)	(1.1%)
TAX-EQUIVALENT NET INTEREST MARGIN 1	4.92%	5.18%	(0.26%)	(5.0%)
NET CHARGE-OFFS	$682	$3,025	$(2,343)	(77.5%)
NET CHARGE-OFFS TO AVERAGE LOANS	0.07%	0.33%	(0.26%)	(78.8%)

YEAR-TO-DATE	YTD 2010	YTD 2009	CHANGE	% CHANGE

NET INCOME	$13,552	$12,765	$787	6.2%
DILUTED EARNINGS PER COMMON SHARE 2	$2.55	$2.19	$0.36	16.4%
RETURN ON AVERAGE ASSETS (ROA)	1.14%	1.16%	(0.02%)	(1.7%)
RETURN ON AVERAGE EQUITY (ROE)	11.67%	11.46%	0.21%	1.8%
EFFICIENCY RATIO	55.20%	54.89%	0.31%	0.6%
TAX-EQUIVALENT NET INTEREST MARGIN 1	4.95%	5.17%	(0.22%)	(4.3%)
NET CHARGE-OFFS	$3,577	$4,842	$(1,265)	(26.1%)
NET CHARGE-OFFS TO AVERAGE LOANS	0.38%	0.53%	(0.15%)	(28.3%)

AT PERIOD END	December 31, 2010	December 31, 2009	CHANGE	% CHANGE

TOTAL ASSETS	$1,208,150	$1,121,672	$86,478	7.7%

LOANS:
COMMERCIAL	$153,836	$164,643	$(10,807)	(6.6%)
REAL ESTATE
COMMERCIAL OWNER-OCCUPIED	$142,590	$146,133	$(3,543)	(2.4%)
COMMERCIAL INVESTOR	$383,553	$332,752	$50,801	15.3%
CONSTRUCTION	$77,619	$91,289	$(13,670)	(15.0%)
HOME EQUITY	$86,932	$83,977	$2,955	3.5%
OTHER RESIDENTIAL	$69,991	$69,369	$622	0.9%
INSTALLMENT AND OTHER CONSUMER LOANS	$26,879	$29,585	$(2,706)	(9.1%)
TOTAL LOANS	$941,400	$917,748	$23,652	2.6%

NON-PERFORMING LOANS 3:
COMMERCIAL	$2,486	$910	$1,576	173.2%
REAL ESTATE
COMMERCIAL OWNER-OCCUPIED	$632	$3,722	$(3,090)	(83.0%)
CONSTRUCTION	$9,297	$6,520	$2,777	42.6%
HOME EQUITY	$0	$100	$(100)	(100.0%)
OTHER RESIDENTIAL	$148	$0	$148	NM
INSTALLMENT AND OTHER CONSUMER LOANS	$362	$313	$49	15.7%
TOTAL NON-PERFORMING LOANS	$12,925	$11,565	$1,360	11.8%

TOTAL ACCRUING LOANS 30-89 DAYS PAST DUE	$352	$835	$(483)	(57.8%)
LOAN LOSS RESERVE TO LOANS	1.32%	1.16%	0.16%	13.8%
LOAN LOSS RESERVE TO NON-PERFORMING LOANS	0.96	x	0.92	x	0.04	x	4.3%
NON-PERFORMING LOANS TO TOTAL LOANS	1.37%	1.26%	0.11%	8.7%
TEXAS RATIO 4	9.72%	9.74%	(0.02%)	(0.2%)
TOTAL DEPOSITS	$1,015,739	$944,061	$71,678	7.6%
LOAN TO DEPOSIT RATIO	92.7%	97.2%	(4.5%)	(4.6%)
STOCKHOLDERS' EQUITY	$121,920	$109,051	$12,869	11.8%
BOOK VALUE PER SHARE	$23.05	$20.85	$2.20	10.6%
TANGIBLE COMMON EQUITY TO ASSETS 5	10.09%	9.72%	0.37%	3.8%
TOTAL RISK BASED CAPITAL RATIO-BANK 6	12.7%	11.6%	1.10%	9.5%
TOTAL RISK BASED CAPITAL RATIO-BANCORP 6	13.3%	12.3%	1.00%	8.1%

1  Net interest income is annualized by dividing actual number of days in the period times 360 days.
2  The earnings per common share of $2.19 in 2009 were reduced by $0.25 as a result of Bancorp’s participation and withdrawal from the U.S. Department of the Treasury Capital Purchase Program (“TCPP”) and $0.06 related to an FDIC special assessment.  In March 2009, Bancorp repurchased all 28,000 shares of preferred stock issued under the TCPP on December 5, 2008.  A total of $28.2 million was paid to the Treasury, including accrued dividends of $179 thousand.  As a result of the participation in the TCPP and the related repurchase, net income available to common stockholders in 2009 was reduced by $354 thousand in preferred stock dividends and $945 thousand in accelerated accretion on the preferred stock.
3  Excludes accruing troubled-debt restructured loans of $1.2 million and $615 thousand at December 31, 2010 and 2009, respectively.
4  (Non-performing assets + 90 day delinquent loans)/(tangible common equity + allowance for loan losses)
5  Tangible common equity includes common stock, retained earnings and unrealized gain on available for sale securities, net of tax.
6  Current period estimated.

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF CONDITION
at December 31, 2010, September 30, 2010 and December 31, 2009

(in thousands, except share data; 2010 unaudited)	December 31, 2010	September 30, 2010	December 31, 2009

Assets
Cash and due from banks	$65,724	$73,546	$23,660
Short-term investments	19,508	24,208	15,000
Cash and cash equivalents	85,232	97,754	38,660

Investment securities
Held to maturity, at amortized cost	34,917	29,809	30,396
Available for sale (at fair value; amortized cost $109,070, $114,625 and $96,752 at December 31, 2010, September 30, 2010, and December 31, 2009, respectively)	111,736	118,113	97,818
Total investment securities	146,653	147,922	128,214

Loans, net of allowance for loan losses of $12,392, $12,023 and $10,618 at December 31, 2010, September 30, 2010 and December 31, 2009, respectively)	929,008	926,111	907,130
Bank premises and equipment, net	8,419	8,584	8,043
Interest receivable and other assets	38,838	38,843	39,625

Total assets	$1,208,150	$1,219,214	$1,121,672

Liabilities and Stockholders' Equity

Liabilities
Deposits
Non-interest bearing	$282,195	$276,320	$230,551
Interest bearing
Transaction accounts	105,177	99,367	89,660
Savings accounts	56,760	52,991	47,871
Money market accounts	371,352	392,381	416,481
CDARS® time accounts	67,261	70,661	51,819
Other time accounts	132,994	131,558	107,679
Total deposits	1,015,739	1,023,278	944,061

Federal Home Loan Bank borrowings	55,000	55,000	55,000
Subordinated debenture	5,000	5,000	5,000
Interest payable and other liabilities	10,491	17,322	8,560

Total liabilities	1,086,230	1,100,600	1,012,621

Stockholders' Equity
Preferred stock, no par value, $1,000 per share liquidation preference
Authorized - 5,000,000 shares; none issued	---	---	---
Common stock, no par value
Authorized - 15,000,000 shares
Issued and outstanding - 5,290,082 shares, 5,258,487 shares and 5,229,529 shares at December 31, 2010, September 30, 2010 and December 31, 2009, respectively	55,383	54,664	53,789
Retained earnings	64,991	61,927	54,644
Accumulated other comprehensive income, net	1,546	2,023	618

Total stockholders' equity	121,920	118,614	109,051

Total liabilities and stockholders' equity	$1,208,150	$1,219,214	$1,121,672

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF INCOME

	3 Months Ended			Year Ended
(in thousands, except per share amounts; 2010 and quarterly data unaudited)	Dec. 31, 2010	Sep. 30, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009

Interest income
Interest and fees on loans	$14,093	$14,296	$13,871	$56,239	$54,816
Interest on investment securities
Securities on U.S. Government agencies	792	829	833	3,234	3,304
Obligations of state and political subdivisions	291	284	285	1,146	1,103
Corporate debt securities and other	141	144	214	593	506
Interest on Federal funds sold and short-term investments	47	48	1	145	5
Total interest income	15,364	15,601	15,204	61,357	59,734

Interest expense
Interest on interest-bearing transaction accounts	29	32	29	110	115
Interest on savings accounts	25	27	25	104	94
Interest on money market accounts	339	602	876	2,467	3,235
Interest on CDARS® time accounts	179	221	171	842	721
Interest on other time accounts	373	391	353	1,495	1,541
Interest on borrowed funds	360	363	360	1,430	1,461
Total interest expense	1,305	1,636	1,814	6,448	7,167

Net interest income	14,059	13,965	13,390	54,909	52,567
Provision for loan losses	1,050	1,400	2,525	5,350	5,510
Net interest income after provision for loan losses	13,009	12,565	10,865	49,559	47,057

Non-interest income
Service charges on deposit accounts	442	446	459	1,797	1,782
Wealth Management and Trust Services	394	364	366	1,521	1,383
Other income	524	497	516	2,203	2,017
Total non-interest income	1,360	1,307	1,341	5,521	5,182

Non-interest expense
Salaries and related benefits	4,408	4,665	3,951	18,240	17,001
Occupancy and equipment	884	880	947	3,576	3,516
Depreciation and amortization	311	335	349	1,344	1,370
FDIC insurance	381	388	344	1,506	1,800
Data processing	494	491	477	1,916	1,650
Professional services	481	550	543	1,917	1,727
Other expense	1,078	1,198	1,152	4,858	4,632
Total non-interest expense	8,037	8,507	7,763	33,357	31,696
Income before provision for income taxes	6,332	5,365	4,443	21,723	20,543

Provision for income taxes	2,424	2,006	1,641	8,171	7,778
Net income	$3,908	$3,359	$2,802	$13,552	$12,765

Preferred stock dividends and accretion	---	---	---	---	$(1,299)
Net income available to common stockholders	$3,908	$3,359	$2,802	$13,552	$11,466

Net income per common share:
Basic	$0.74	$0.64	$0.54	$2.59	$2.21
Diluted	$0.73	$0.63	$0.53	$2.55	$2.19

Weighted average shares used to compute net income per common share:
Basic	5,259	5,241	5,210	5,238	5,182
Diluted	5,342	5,311	5,295	5,314	5,242

Dividends declared per common share	$0.16	$0.15	$0.15	$0.61	$0.57

Average Statements of Condition and Analysis of Net Interest Income

	Three months ended			Three months ended			Three months ended
	December 31, 2010			September 30, 2010			December 31, 2009
		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands; unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-bearing due from banks (1)	$60,050	$47	0.31%	$65,461	$48	0.29%	$652	$1	0.60%
Investment securities
U.S. Government agencies (2)	95,910	792	3.30	94,255	829	3.52	69,312	833	4.81
Corporate CMOs and other (2)	15,628	141	3.61	12,333	144	4.67	13,046	214	6.56
Obligations of state and political subdivisions (3)	32,756	443	5.41	30,068	431	5.73	30,233	434	5.74
Loans and banker's acceptances (1) (3) (4)	932,570	14,184	5.95	935,116	14,374	6.01	913,538	13,934	5.97
Total interest-earning assets (1)	1,136,914	15,607	5.37	1,137,233	15,826	5.45	1,026,781	15,416	5.88
Cash and non-interest-bearing due from banks	36,567			34,464			88,060
Bank premises and equipment, net	8,531			8,524			8,201
Interest receivable and other assets, net	32,144			32,056			26,669
Total assets	$1,214,156			$1,212,277			$1,149,711
Liabilities and Stockholders' Equity
Interest-bearing transaction accounts	$102,117	$29	0.11%	$102,982	$32	0.12%	$91,256	$29	0.13%
Savings accounts	55,259	25	0.18	52,091	27	0.21	47,410	25	0.21
Money market accounts	380,165	339	0.35	388,549	602	0.61	428,843	876	0.81
CDARS® time accounts	70,453	179	1.01	78,318	221	1.12	51,303	171	1.32
Other time accounts	132,062	373	1.12	130,276	391	1.19	103,996	353	1.35
Overnight borrowings (1)	8	---	0.29	---	---	---	2	---	1.09
FHLB fixed-rate advances	55,000	323	2.33	55,000	323	2.33	55,000	323	2.33
Subordinated debenture (1)	5,000	37	2.90	5,000	40	3.13	5,000	37	2.90
Total interest-bearing liabilities	800,064	1,305	0.65	812,216	1,636	0.80	782,810	1,814	0.92
Demand accounts	281,563			271,591			247,085
Interest payable and other liabilities	11,524			10,744			10,326
Stockholders' equity	121,005			117,726			109,490
Total liabilities & stockholders' equity	$1,214,156			$1,212,277			$1,149,711
Tax-equivalent net interest income/margin (1)		$14,302	4.92%		$14,190	4.88%		$13,602	5.18%
Reported net interest income/margin		$14,059	4.84%		$13,965	4.81%		$13,390	5.10%
Tax-equivalent net interest rate spread			4.72%			4.65%			4.96%

	Year ended			Year ended
	December 31, 2010			December 31, 2009
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands; unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-bearing due from banks (1)	$43,028	$143	0.33%	$164	$1	0.60%
Federal funds sold	3,049	2	0.07	1,752	4	0.23
Investment securities
U.S. Government agencies (2)	91,869	3,234	3.52	70,268	3,304	4.70
Corporate CMOs and other (2)	13,675	593	4.34	7,397	506	6.84
Obligations of state and political subdivisions (3)	30,893	1,741	5.64	29,221	1,677	5.74
Loans and banker's acceptances (1) (3) (4)	929,755	56,542	6.00	910,456	55,071	5.97
Total interest-earning assets (1)	1,112,269	62,255	5.52	1,019,258	60,563	5.86
Cash and non-interest-bearing due from banks	34,383			46,594
Bank premises and equipment, net	8,259			8,140
Interest receivable and other assets, net	31,262			26,041
Total assets	$1,186,173			$1,100,033
Liabilities and Stockholders' Equity
Interest-bearing transaction accounts	$98,168	$110	0.11%	$90,159	115	0.13%
Savings accounts	51,738	104	0.20	45,944	94	0.20
Money market accounts	390,575	2,467	0.63	391,571	3,235	0.83
CDARS® time accounts	71,432	842	1.18	51,248	721	1.41
Other time accounts	124,631	1,495	1.20	97,924	1,541	1.57
Overnight borrowings (1)	2	---	0.29	10,659	28	0.26
FHLB fixed-rate advances	55,000	1,281	2.33	53,794	1,253	2.33
Subordinated debenture (1)	5,000	149	2.94	5,000	180	3.55
Total interest-bearing liabilities	796,546	6,448	0.81	746,299	7,167	0.96
Demand accounts	263,742			232,502
Interest payable and other liabilities	9,791			9,873
Stockholders' equity	116,094			111,359
Total liabilities & stockholders' equity	$1,186,173			$1,100,033
Tax-equivalent net interest income/margin (1)		$55,807	4.95%		$53,396	5.17%
Reported net interest income/margin		$54,909	4.87%		$52,567	5.09%
Tax-equivalent net interest rate spread			4.71%			4.90%

(1) Interest income/expense is divided by actual number of days in the period times 360 days to correspond to stated interest rate terms, where applicable.
(2) Yields on available-for-sale securities are calculated based on amortized cost balances rather than fair value, as changes in fair value are reflected as a component of stockholders' equity.
(3) Yields and interest income on tax-exempt securities and loans are presented on a taxable-equivalent basis using the Federal statutory rate of 35 percent.
(4) Average balances on loans outstanding include non-performing loans. The amortized portion of net loan origination fees is included in interest income on loans, representing an adjustment to the yield.